FOR IMMEDIATE RELEASE:

SHRINK NANOTECHNOLOGIES' BIOTECH R&D GROUP FILES KEY PATENT ON STEMDISC(TM) BIOMEDICAL RESEARCH TOOL

CARLSBAD, CA – MAY 21, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors, and biotechnology research and development tools businesses, announced today that patent applications for its stem cell research and drug discovery tool, StemDisc™ have been filed.

StemDisc is Shrink's latest bioscience application of its proprietary, patent-pending, advanced plastic material called NanoShrink ™.  StemDisc offers a low cost, flexible and cost effective solution for biotech researchers to conduct experiments for (i) drug discovery, (ii) regenerative medicine (ii) and cancer research, among others. Following a lift on the ban to federally fund stem cell research, President Obama said in his speech on March 9, 2009, stated “Embryonic stem cell research could "help us understand, and possibly cure, some of our most devastating diseases and conditions."

“Biotech researchers, pharmaceutical companies and universities worldwide are seeking the 'picks' and 'shovels' for this generation’s stem cell 'gold rush.'  StemDisc provides those tools to accelerate cell culturing at a lower cost compared to existing protocols.  Based on our relationships with biotech innovators and leading researchers, we estimate the stem cell research market is presently valued at $2-4 Billion globally, with a projected compound annual growth rate of 20%. Our patent filing on StemDisc is a part of developing an extensive intellectual property position for a number of biomedical research technologies and tools we intend to address publicly in the near future,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a one-of-a-kind FIGA ™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Shrink is a high-technology development-stage company that owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink ™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform for numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries.  For more information, please visit www.shrinknano.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

Contact:

For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205